UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2026

UNITED STATES NATURAL GAS FUND, LP

 (Exact name of registrant as specified in its charter)

Delaware	001-33096	20-5576760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

 Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Natural Gas Fund, LP	UNG	NYSE Arca, Inc.

Item 1.01     Entry into a Material Definitive Agreement.

As of October 13, 2026, United States Natural Gas Fund, LP (the “Registrant”) amended the International Swaps and Derivatives Association, Inc. (“ISDA”) 2002 Master Agreement (the “Agreement”) that it has in place with Société Générale S.A., which it entered into on June 13, 2022. The amendment reduces the “Total Net Assets (“TNA”) Decline Event” Additional Termination Event in the Agreement that applies with respect to the Registrant (the “TNA ATE”) from $1.5 billion to $200,000,000. The reduced TNA reflects the performance of the Registrant and is intended to ensure that the TNA ATE is not triggered absent a credit event having occurred in respect of the Registrant.

The foregoing description of the amendment to the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.16 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

Exhibit No.	Description
10.16	Amendment to ISDA 2002 Master Agreement, dated as of June 13, 2022, by and between United States Natural Gas Fund LP and Société Générale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES NATURAL GAS FUND, LP
		By:	United States Commodity Funds LLC, its general partner

Date:	October 15, 2026	By:	/s/ John P. Love
		Name:	John P. Love
		Title:	President and Chief Executive Officer, and Management Director